Exhibit 99.1

Adagio Therapeutics Reports Second Quarter 2022 Financial Results and Business Highlights

$475 Million in Cash and Cash Equivalents to Support Operating Runway into Second Quarter of 2024

Integrated Discovery Platform Identifies Multiple New Candidates for COVID-19 Prevention and Treatment with Plans to Enter Clinical Trials in the First Quarter of 2023

Waltham, MA – August 15, 2022 – Adagio Therapeutics, Inc. (Nasdaq: ADGI), a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of antibody-based solutions for infectious diseases, today announced financial results and business highlights for the second quarter ended June 30, 2022.

Adagio continues to leverage its proprietary discovery capabilities to create novel SARS-CoV-2 antibodies intended to overcome current and future viral variants resulting from the ongoing evolution of the SARS-CoV-2 virus. The company has engineered multiple antibodies that not only show activity against all known SARS-CoV-2 variants of concern to date, but which were also identified with the aim to better address future emerging variants. Adagio intends to initiate clinical development of select antibodies in the first quarter of 2023. In parallel, Adagio continues to follow participants enrolled in its STAMP and EVADE Phase 3 clinical trials evaluating adintrevimab for the treatment and prevention of COVID-19. Adagio has inventory of adintrevimab at-the-ready as a potential EUA-ready candidate should adintrevimab-sensitive variants re-emerge.

“We are pleased that our technology has yielded antibodies with the potential to counter future SARS-CoV-2 variants and look forward to advancing multiple candidates as rapidly as possible,” said David Hering, Adagio’s chief executive officer. “Through the achievement of the primary endpoints in our clinical trials with adintrevimab, and our in vitro studies that indicate its broadly neutralizing and potent activity, we have demonstrated our capabilities in the design and development of clinically meaningful antibodies. Importantly, our integrated discovery engine continues to generate unique, broadly neutralizing, and potent mAb candidates for COVID-19 as we enhance our investment in our pipeline of earlier-stage assets. With numerous antibodies identified, we intend to select multiple candidates to advance into the clinic in the first quarter of 2023. We look forward to sharing updates on the company and our long-term strategy, as well as the progress across our programs and research.”

Business Highlights

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In July, Adagio announced that David Hering, who had been serving as the company’s interim chief executive officer and chief operating officer, was named permanent CEO and a director on the company’s Board of Directors.

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Also in July, Adagio announced that following its Annual Meeting of Stockholders, the company formed a new Board of Directors to support its continued commitment to the development of novel antibodies for the prevention and treatment of COVID-19 and other infectious diseases. Industry veterans Tamsin Berry, Marc Elia and Dr. Clive Meanwell were elected to the Adagio Board of Directors. Mr. Elia, founder of M28 Capital Management LP, was appointed chair of the Board of Directors.

Second Quarter 2022 Financial Results

•	Cash Position: Cash and cash equivalents were $475 million as of June 30, 2022.

•	Cash Runway: Based on current operating plans, Adagio expects its existing total cash and cash equivalents will enable the company to fund its operating expenses into the second quarter of 2024.

•	Research & Development (R&D) Expenses: R&D expenses were $37.1 million for the second quarter of 2022, compared to $35.1 million for the comparable period of 2021.

•	Selling, General & Administrative (SG&A) Expenses: SG&A expenses were $14.6 million for the second quarter of 2022, compared to $7.1 million for the comparable period of 2021.

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Net Loss and Net Loss per Share: Net loss was $51.0 million for the second quarter of 2022, compared to $44.7 million for the comparable period in 2021. Basic and diluted net loss per share was $0.47 for the second quarter of 2022, compared to $178.86 for the comparable period in 2021.

About Adagio Therapeutics

Adagio (Nasdaq: ADGI) is a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of differentiated products for the prevention and treatment of infectious diseases. The company is developing its lead product candidate, adintrevimab, for the prevention and treatment of COVID-19, the disease caused by the virus SARS-CoV-2 and its variants. The company is advancing proprietary antibodies targeting distinct sites with activity against all SARS-CoV-2 variants of concern to date and plans to take a combination of these antibodies into clinical trials in the first quarter of 2023. Beyond COVID-19, Adagio is leveraging its antibody discovery and development capabilities that have enabled expedited advancement of adintrevimab into clinical trials to develop therapeutic or preventative options for other infectious diseases, such as additional coronaviruses and influenza. Adintrevimab is an investigational monoclonal antibody that is not approved for use in any country. The safety and efficacy of adintrevimab have not been established. For more information, please visit www.adagiotx.com.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “could,” “expects,” “intends,” “potential,” “projects,” and “future” or similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements include statements concerning, among other things, the future of the COVID-19 landscape including the expectation of continued evolution and emergence of new variants and subvariants; our ongoing research and clinical development plans; our plans to advance adintrevimab or other early stage candidates as a potential prophylaxis and treatment option for COVID-19, including disease caused by most variants, as either a single or combination agent, including our intention to initiate clinical development of certain antibodies in the first quarter of 2023; the potential for adintrevimab or any pipeline antibody or combination of antibodies to demonstrate activity against current or future predominant SARS-CoV-2 variant(s) in the U.S. and globally; the availability of adintrevimab supply; the anticipation of ongoing discussions with health authorities; the potential for an emergency use authorization in the U.S. or other regulatory approval; our plans, technology and resources to develop therapeutic or preventative options for other infectious diseases, such as additional coronaviruses and influenza, in the U.S. and globally; our belief in the potential to discover and develop pipeline candidates as potent and durable antibodies or combination of antibodies for COVID-19; the expectation that our existing cash and cash equivalents will be sufficient to fund operating expenses into the second quarter of 2024; and other statements that are not historical fact. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from the results described in or implied by the forward-looking statements, including, without limitation: the impacts of the COVID-19 pandemic on our business and those of our collaborators, our clinical trials and our financial position; unexpected safety or efficacy data observed during preclinical studies or clinical trials; the predictability of clinical success of adintrevimab or other pipeline candidates or combination of candidates based on neutralizing activity in pre-clinical studies; variability of results in models used to predict activity against SARS-CoV-2 variants of concern; clinical trial site activation or enrollment rates that are lower than expected; changes in expected or existing competition; changes in the regulatory environment; the uncertainties and timing of the regulatory approval process, including the outcome of our discussions with regulatory authorities concerning our clinical trials; whether adintrevimab or any other pipeline candidate or combination of candidates is able to demonstrate activity against predominant SARS-CoV-2 variant(s) in the U.S. and globally; whether we are able to successfully submit an emergency use authorization in the future, and the outcome of any such emergency use authorization submission; whether research and development efforts will improve efficacy of adintrevimab against predominant variants or identify additional monoclonal antibodies or combination of antibodies for the prevention and treatment of COVID-19 and other infectious diseases; whether research and development efforts will identify and result in safe and effective therapeutic or preventative options for other infectious diseases in the U.S. or globally and whether we have adequate funding to meet future operating expenses and capital expenditure requirements. Other factors that may cause our actual results to differ materially from those expressed or implied in the forward-looking statements in this press release are described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, each filed with the Securities and Exchange Commission (the “SEC”), and in our other filings with the SEC, and in Adagio’s future reports to be filed with the SEC and available at www.sec.gov. Such risks may be amplified by the impacts of the COVID-19 pandemic. Forward-looking statements contained in this press release are made as of this date, and Adagio undertakes no duty to update such information whether as a result of new information, future events or otherwise, except as required under applicable law.

This press release contains hyperlinks to information that is not deemed to be incorporated by reference in this press release.

Contacts

Media Contact:

Tony Berry, Evoke Canale

774-317-0422

anthony.berry@evokegroup.com

Investor Contact:

Chris Brinzey, ICR Westwicke

339-970-2843

chris.brinzey@westwicke.com

ADAGIO THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(In thousands, except share and per share amounts)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$474,885	$542,224
Marketable securities	—	49,194
Prepaid expenses and other current assets	6,476	25,293

Total current assets	481,361	616,711
Property and equipment, net	91	83
Operating lease right-of-use assets	2,861	—
Other non-current assets	299	3,297

Total assets	$484,612	$620,091

Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$14,232	$5,783
Accrued expenses	52,624	56,277
Operating lease liabilities, current	969	—
Other current liabilities	58	—

Total current liabilities	67,883	62,060

Early-exercise liability	1	6
Operating lease liabilities, non-current	1,889	—
Other non-current liability	—	6

Total liabilities	69,773	62,072

Commitments and contingencies
Stockholders’ equity (deficit):
Preferred stock (undesignated), $0.0001 par value; 10,000,000 shares authorized and no shares issued and outstanding at June 30, 2022 and December 31, 2021	—	—
Common stock, $0.0001 par value; 1,000,000,000 shares authorized, 109,773,173 shares issued and 108,780,525 shares outstanding at June 30, 2022; 1,000,000,000 shares authorized, 111,251,660 shares issued and 110,782,909 shares outstanding at December 31, 2021	11	11
Treasury stock, at cost; 992,648 shares and 468,751 shares at June 30, 2022 and December 31, 2021, respectively	—	—
Additional paid-in capital	858,593	850,125
Accumulated other comprehensive loss	—	(8)
Accumulated deficit	(443,765)	(292,109)

Total stockholders’ equity (deficit)	414,839	558,019

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$484,612	$620,091

ADAGIO THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

(In thousands, except share and per share amounts)

	Three Months Ended June 30, 2022	Three Months Ended June 30, 2021	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
Operating expenses:
Research and development(1)	$37,129	$35,067	$129,164	$69,204
Acquired in-process research and development(2)	—	2,500	—	3,500
Selling, general and administrative	14,620	7,124	23,324	10,695

Total operating expenses	51,749	44,691	152,488	83,399

Loss from operations	(51,749)	(44,691)	(152,488)	(83,399)

Other income (expense):
Other income (expense), net	759	18	832	26

Total other income (expense), net	759	18	832	26

Net loss	(50,990)	(44,673)	(151,656)	(83,373)

Other comprehensive income (loss)
Unrealized gain on available-for-sale securities, net of tax	—	—	8	—

Comprehensive loss	$(50,990)	$(44,673)	$(151,648)	$(83,373)

Net loss per share attributable to common stockholders, basic and diluted	$(0.47)	$(178.86)	$(1.40)	$(663.94)

Weighted-average common shares outstanding, basic and diluted	108,166,890	249,769	108,019,051	125,574

(1)	Includes related-party amounts of $2,285 and $4,285 for the three and six months ended June 30, 2022, respectively, and $247 and $435 for the three and six months ended June 30, 2021, respectively.
(2)	Includes no related-party amounts for both the three and six months ended June 30, 2022, and $2,500 and $3,500 for the three and six months ended June 30, 2021, respectively.